Exhibit 10.1

Consultant: Isabelle Geday

AMENDED AND RESTATED PROJECT ASSIGNMENT 1 TO

INDEPENDENT CONTRACTOR SERVICES AGREEMENT

THIS AMENDED AND RESTATED PROJECT ASSIGNMENT 1 (“Amended Project 1”) is agreed, confirmed and ratified to be entered into as of August 16, 2021 (“Amended Project 1 Effective Date”) between Arteris, Inc., a corporation having its principal place of business at 595 Millich Drive, Suite 200, Campbell, CA 95008 and its subsidiaries, successors or assignees (collectively, “Arteris” or “Client”), and Isabelle Geday, a person residing at [****] (“Contractor”). The Amended Project 1 is entered into under the Independent Contractor Services Agreement between the parties (“Agreement.”). The parties agree, confirm and ratify as follows:

1.	The Amended Project 1, attached hereto, amends and supersedes the original Project Assignment 1. Amended Project 1 shall commence December 1, 2021.

2.	Except as expressly provided herein, the terms and conditions of the Agreement remain in full force and effect.

3.

The Agreement and this Amended Project 1constitute the entire agreement between the parties concerning its subject matter and supersede any prior or contemporaneous agreements between the parties regarding the same whether written or oral. In the event of any conflict or inconsistency between the Agreement and this Amended Project 1, this Amended Project 1 shall prevail and control.

IN WITNESS WHEREOF, the parties have caused this Amended Project 1 to be executed as indicated below, to be effective as of the Amended Project 1 Effective Date.

CLIENT: ARTERIS, INC.

By:	/s/ K. Charles Janac
Name: K. Charles Janac
Title: President and CEO

Date: 8/16/2021

CONTRACTOR: ISABELLE GEDAY

By:	/s/ Isabelle Geday
Name: Isabelle Geday
Title: General Manager

Date: 8/18/2021

AMENDED AND RESTATED EXHIBIT A-1—Project Assignment 1 to Agreement

1. Contractor’s principal Arteris contact person:

Name: Isabelle Geday

Email: [****]

Reporting to: K. Charles Janac, President and CEO, Arteris, Inc.,

[****]

2. Services: Under this Project Assignment 1, Contractor will render to Arteris the following Services to the contact person for Arteris, or Arteris’ designee as indicated by Arteris in writing:

(a) Special projects relating to Arteris and IPD products in the U.S. and other jurisdictions identified by Arteris, including without limitation European funding and projects, research and development, and hiring, IPD and other retention and funding programs for Arteris’ engineering expansion and corporate benefit;

(b) Arteris support of MDVE2 product line for release in CY 2022 and related technology rollout.

(c) Assistance transitioning to Arteris Sales department relating to IPD (formerly Magillem) products and technology and worldwide;

(d) Marketing and communications relating to IPD products in worldwide accounts;

(e) Customer communications and support worldwide, for enterprise and semi-enterprise related licensing and other licensing; and

(f) IPD and other related product development and Arteris technology evangelism.

3. Term of this Project Assignment, Payment Terms & Compensation.

(a) Compensation: In return for the Services provided under this Project Assignment 1, Arteris will pay Contractor:

I.

For each of the twelve (12) months during the term of this Project Assignment 1 commencing December 1, 2021 through November 30, 2022, US$26,445.006 monthly will be paid to Contractor under this Project Assignment 1, subject to termination of this Project Assignment 1 by Arteris for good cause (as described in Section 7.1 of the body of the Agreement above) or as otherwise set forth in the Agreement.

II.

For each of the twelve (12) months during the term of this Project Assignment 1 commencing December 1, 2022 through November 30, 2023, US$19,445.00 monthly will be paid to Contractor under this Project Assignment 1, subject to termination of this Project Assignment 1 by Arteris for good cause (as described in Section 7.1 of the body of the Agreement above) or as otherwise set forth in the Agreement.

III.

In addition, for each of the twelve (12) months from December 1, 2023 through November 30, 2024 under this Project Assignment 1, US$19,445.00 monthly will be paid to Contractor for Contractor’s good performance, subject to termination of this Project Assignment 1 by Arteris for good cause (as described in Section 7.1 of the body of the Agreement above) or as otherwise set forth in the Agreement.

(b) The term of this Project Assignment 1 shall commence on December 1, 2021 and continue through and including November 30, 2024, subject to the terms and conditions of the Agreement including this Project Assignment 1.

(c) The term of this Project Assignment 1 may be extended only upon prior written consent of Arteris and remains subject to the termination rights set forth in the Agreement.

(d) Contractor is solely and exclusively responsible for liability and payment of all of Contractor’s taxes and expenses incurred under this Agreement and Project Assignment.

(e) Contractor shall submit all statements for Services in a form prescribed by Arteris and each such statement shall be subject to the approval of Arteris’s finance department or other designated agent of Arteris.

(f) Payment to Contractor is due no later than 30 days after Arteris receives and confirms the validity and accuracy of an invoice from Contractor under this Project Assigment 1.

The parties mutually agree by their respective duly authorized representatives to this Amended and Restated Exhibit A-1— Project Assignment 1.

ARTERIS, INC.		CONTRACTOR: Isabelle Geday

By:	/s/ K. Charles Janac	By:	/s/ K. Charles Janac
Name:	K. Charles Janac	Name:	Isabelle Geday
Title:	President and CEO	Title:	General Manager
Date:	8/16/2021	Date:	8/18/2021